Exhibit 3.19

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A CLOSE CORPORATION

First: The name of the corporation is HARBISON-FISCHER, INC.

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent is The Corporation Trust Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The amount of the total stock of this corporation that it is authorized to issue is Five Thousand (5,000) shares with a par value of $0.10 per share. Twenty-Five hundred (2,500) of the authorized shares shall be designated as Class A Common Stock, and Twenty-Five Hundred (2,500) of the authorized shares shall be designated as Class B Common Stock. The two classes of common stock shall be identical in all respects, except that the holder of Class B Common Stock shall have voting power only as may be authorized by this Certificate of Incorporation or by law. Except as so authorized, the holders of Class A Common Stock shall have full voting power for all purposes to the exclusion of the holders of Class B Common Stock.

Fifth: The name and mailing address of the incorporator are as follows:

James L. Stripling

801 Cherry Street, Unit 46

Fort Worth, Texas 76102

Sixth: All of the corporation’s issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.

Seventh: All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

Eighth: The corporation shall make no offering of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

Ninth: The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of authorized shares shall be required in the following cases, and in each such case the holders of Class B Common Stock shall have voting rights:

(a) Any merger involving the corporation, other than a merger referred to in Section 251(f) of the Delaware General Corporation Law.

(b) The sale, lease, or other transfer of substantially all of the assets of the corporation.

(c) The dissolution of the corporation.

(d) Any amendment to the Certificate of Incorporation, except that holders of Class B Common Stock shall be entitled to vote as a class upon a proposed amendment only to the extent permitted by Section 242(b)(2) of the Delaware General Corporation Law.

Tenth: The name and mailing address of each person who is to serve as a director until the first annual meeting of the shareholders or until a successor is elected and qualified, are as follows:

C. K. Fischer	P.O. Box 2477 Fort Worth, Texas 76113-2477

Jill A. Fischer	P.O. Box 2477 Fort Worth, Texas 76113-2477

C. K. Fischer, Jr.	P.O. Box 2477 Fort Worth, Texas 76113-2477

David G. Fischer	P.O. Box 2477 Fort Worth, Texas 76113-2477

Teresa Fischer Howard	P.O. Box 2477 Fort Worth, Texas 76113-2477

Patrick N. Fischer	P.O. Box 2477 Fort Worth, Texas 76113-2477

Eleventh: The written consent of the corporation shall be required for any transfer of shares, except for transfers to any of the following persons or entities:

(a) Any person who is, as of the date the Certificate of Incorporation is filed, a partner of HARBISON-FISCHER, L. P., a Delaware limited partnership.

(b) Any person who is a spouse, ancestor, descendant, sibling, or descendant of a sibling of a person referred to in (a) or of a person who is the beneficiary of a trust that is a partner of HARBISON-FISCHER, L. P.

(c) Any trust all the beneficiaries of which are persons referred to in (a) or (b).

(d) Any charitable organization described in Section 170(c) of the Internal Revenue Code of 1986, as amended.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 22nd day of June, 2007.

/s/ James L. Stripling
James L. Stripling, Incorporator

CONSENT TO USE OF NAME

HARBISON-FISCHER, L. P., a Delaware limited partnership, hereby consents to the use of the name “HARBISON-FISCHER, INC.” by a Delaware corporation of that name.

Dated: June 20, 2007

HARBISON-FISCHER, L. P.

By:	Harbison-Fischer Holdings, L.L.C.
General Partner

By:	/s/ David G. Fischer
David G. Fischer, President

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANY

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger.

FIRST: The name of the surviving corporation is HARBISON-FISCHER, INC., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is HARBISON-FISCHER HOLDINGS, L.L.C.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is HARBISON-FISCHER, INC.

FOURTH: The merger is to become effective at the close of business on June 29, 2007.

FIFTH: The Agreement of Merger is on file at 901 Crowley Road, Crowley, Texas 76036, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 25th day of June, 2007.

HARBISON-FISCHER, INC.

By:	/s/ David G. Fischer
David G. Fischer, President

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED PARTNERSHIP

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 263(a) of the Delaware General Corporation Law and Title 6, Section 17-211 of the Delaware Limited Partnership Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is HARBISON-FISCHER, INC., a Delaware Corporation, and the name of the limited partnership being merged into this surviving corporation is HARBISON-FISCHER, L. P.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited partnership.

THIRD: The name of the surviving corporation is HARBISON-FISCHER, INC.

FOURTH: The merger is to become effective at the close of business on June 30, 2007.

FIFTH: The Agreement of Merger is on file at 901 Crowley Street, Crowley, Texas 76036, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or partner of any constituent limited partnership.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the         day of June, 2007.

HARBISON-FISCHER, INC.

By:	/s/ David G. Fischer
David G. Fischer, President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

HARBISON-FISCHER, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That pursuant to a unanimous consent of the Board of Directors of HARBISON-FISCHER, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation entitled to vote thereon for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article Fourth of the Certificate of Incorporation of the corporation be amended to read as follows:

“Fourth: The amount of the total stock of this corporation that it is authorized to issue is Five Thousand (5,000) shares with a par value of $0.10 per share. Twenty-Five hundred (2,500) of the authorized shares shall be designated as Class A Common Stock, and Twenty-Five Hundred (2,500) of the authorized shares shall be designated as Class B Common Stock. The two classes of common stock shall be identical in all respects, except that the holders of Class B Common Stock shall have voting power only as may be authorized by this Certificate of Incorporation or by law. Except as so authorized, the holders of Class A Common Stock shall have full voting power for all purposes to the exclusion of the holders of Class B Common Stock.

In the event any shares of Class A Common stock are transferred, either voluntarily or involuntarily, to any person or entity other than a Permitted Transferee, then and in such event the holders of Class B Common Stock shall have full voting power for all purposes equal to that of the holders of Class A Common Stock.

The term “Permitted Transferee” means any of the following:

(a) A shareholder of the corporation;

(b) Any person who is a spouse, ancestor, descendant, sibling, or descendant of a sibling of a person referred to in (a) or of a person who is the beneficiary of a trust that is a shareholder of the corporation; or

(c) Any trust all the beneficiaries of which are persons referred to in (a) or (b).”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the amendment was presented to the holder of all of the shares of the Corporation entitled to vote on the amendment, and the holder of all of such shares executed a consent approving the amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17th day of April, 2009.

HARBISON-FISCHER, INC.

By:	/s/ David G. Fischer
David G. Fischer, President